EXHIBIT 21.1


                      SUBSIDIARIES OF THE REGISTRANT


                                                       Name under
                                   State or Country    which subsidiary
                                   of Incorporation    is doing business
Name                               or Organization     other than its own
-------------                      -----------------   ------------------
ADAP, Inc.                               New Jersey          AutoZone
ALLDATA LLC                              Nevada
AutoZone Stores, Inc.                    Nevada
AutoZone Development Corporation         Nevada
AutoZone de Mexico, S. de R.L. de C.V.   Mexico
AutoZone Texas, L.P.                     Delaware
Chief Auto Parts Inc.                    Delaware            AutoZone
Speedbar, Inc.                           Nevada
TruckZone, Inc.                          Nevada              TruckPro




In addition, three subsidiaries operating in the United States and four subsidiaries operating outside of the United States have been omitted as they would not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary as defined by Rule 1-02(w) of Regulation S-X.